                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 02549



                                      -----


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 28, 1998
                                                        ------------------



                           PHONETEL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



Ohio                                  0-16715                          34-146219
--------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission                    (IRS Employer
of Incorporation)                   File Number)          Identification Number)


North Point Tower, 7th Floor, 1001 Lakeside Avenue, Cleveland, Ohio   44114-1195
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)



Registrant's Telephone Number, including area code      (216) 241-2555
                                                  --------------------------

ITEM 1.       CHANGES IN CONTROL OF REGISTRANT

              (a)   Not applicable.

              (b) On September 29, 1998, the Company received a letter from Davel Communications Group, Inc. purporting to terminate the Agreement and Plan of Merger and Reorganization dated June 11, 1998, between Davel Communications Group, Inc. and PhoneTel Technologies, Inc. PhoneTel is reviewing its alternatives and will take all appropriate action in the best interests of the Company and its shareholders.

ITEM 5.       OTHER EVENTS

              On September 29, 1998, the Company was informed by the American
                    Stock Exchange ( AMEX) that it does not meet certain of the AMEX's criteria for continued listing. Such criteria include minimum levels of stockholders' equity, pre-tax income and market price per share which, in the opinion of the AMEX, is necessary for continued listing. Accordingly, there can be no assurance that the Company's stock will remain listed on the AMEX. PhoneTel is reviewing its alternatives and will take all appropriate action in the best interests of the Company and its shareholders.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
              EXHIBITS

              (c)    Exhibits.

              (99.1) Press Release of PhoneTel Technologies, Inc. dated
                     September 29, 1998.

                                   SIGNATURES



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          PHONETEL TECHNOLOGIES, INC.



Dated: October 13, 1998                   By:  /s/ Tammy L. Martin
                                             ---------------------
                                              Tammy L. Martin
                                              Chief Administrative Officer